UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 3, 2005

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

                Federal                                               000-50901                                        20-0945587
        (State or other jurisdiction                       (Commission File                                (I.R.S. Employer
                of incorporation)                                    Number)                                    Identification No.)

500 12th Avenue South
Nampa, Idaho 83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
        CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
        CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

On November 3, 2005, Home Federal Bancorp, Inc. issued its earnings release for the fourth quarter and fiscal year ended September 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)          Exhibits

            99.1        Press release of Home Federal Bancorp, Inc. dated November 3, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                    HOME FEDERAL BANCORP, INC.

Date: November 3, 2005                              By: /s/ Robert A. Schoelkoph
                                                                    Robert A. Schoelkoph
                                                                    Senior Vice President and
                                                                    Chief Financial Officer

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Exhibit 99.1

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                                                                                    Contact:
                                                                                    Home Federal Bancorp, Inc.
                                                                                    Daniel L. Stevens, Chairman, President & CEO
                                                                                    Robert A. Schoelkoph, SVP, Treasurer & CFO
                                                                                    208-466-4634
                                                                                    www.myhomefed.com

PRESS RELEASE - For Immediate Release

HOME FEDERAL BANCORP, INC.
ANNOUNCES FOURTH QUARTER AND ANNUAL EARNINGS

Nampa, ID (November 3, 2005)- Home Federal Bancorp, Inc. (the "Company") (Nasdaq: HOME), the parent company of Home Federal Bank (the "Bank"), today reported net income of $1.7 million, or $0.12 per diluted share, for the quarter ended September 30, 2005, compared to $1.4 million for the same period a year ago. Net income for the fiscal year ended September 30, 2005 was $5.3 million, or $0.36 per diluted share, compared to $4.7 million for the fiscal year ended September 30, 2004. Results for the fiscal year ended September 30, 2005 include a $386,000 pre-tax gain on the sale of a former branch and a $1.8 million pre-tax expense for establishing the Home Federal Foundation, Inc. (the "Foundation"). Excluding the gain on the sale of the branch and the expense for establishing the Foundation, the Company had net income of $6.2 million, or $0.42 per diluted share, for the fiscal year ended September 30, 2005.

On December 6, 2004, the Bank completed its mutual holding company reorganization, at which time the Bank converted to stock form and the Company and Home Federal MHC, the federally chartered mutual holding company was organized. As a result, comparisons to prior periods refer to the results of the Bank as a federal mutual savings and loan association, and per share data is not applicable. The per share data for the fiscal year ended September 30, 2005 is being reported on shares outstanding from December 6, 2004 through September 30, 2005. In connection with the reorganization, the Company received $53.6 million in net proceeds from the sale of its common stock in a minority stock offering.

The following table reconciles the Company's actual net income to pro forma net income for the fiscal year ended September 30, 2005, exclusive of the sale of the branch and the contribution to the Foundation, and as adjusted for Federal and state taxes (in thousands, except per share data):

	Fiscal Year Ended September 30,
	2005	2004
Pro forma disclosure	(unaudited)
Net income, as reported	$ 5,283	$ 4,684
Sale of branch	(386)	-
Contribution to Foundation	1,825	-
Federal and state income tax expense	(561)	-
Pro forma net income	$ 6,161	$ 4,684
Earnings per share
Diluted as reported	$ 0.36	nm (1)
Pro forma diluted	$ 0.42	nm (1)
(1) Earnings per share information is not meaningful. The Company did not complete its minority stock offering until December 6, 2004.

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Home Federal Bancorp, Inc.
November 3, 2005

Revenues for the quarter ended September 30, 2005, which consisted of net interest income before the provision for loan losses plus noninterest income, increased 19% to $8.2 million for the quarter, compared to $6.9 million for the quarter ended September 30, 2004. Revenues for the fiscal year ended September 30, 2005 increased 19% to $31.8 million, compared to $26.8 million for the fiscal year ended September 30, 2004. Net interest income before the provision for loan losses increased 17% to $5.6 million for the quarter ended September 30, 2005, compared to $4.8 million for the same quarter of the prior year. For the fiscal year ended September 30, 2005, net interest income before the provision for loan losses increased 21% to $21.7 million, compared to $17.9 million for the fiscal year ended September 30, 2004.

For the quarter ended September 30, 2005, net interest income after provision for loan losses increased 17% to $5.6 million, compared to $4.8 million for the same quarter a year ago. For the quarter ended September 30, 2005, no provision for loan losses was established by management in connection with its analysis of the loan portfolio. Net interest income after provision for loan losses for the fiscal year ended September 30, 2005 increased 25% to $21.2 million, compared to $17.0 million for the fiscal year ended September 30, 2004.

The Company's net interest margin decreased 17 basis points to 3.48% for the quarter ended September 30, 2005, from 3.65% for the same quarter last year. The yield on deposits was 2.06% for the fourth quarter compared to 1.72% for the fourth quarter of the prior year. The increase was primarily attributable to general market rate increases following Federal Reserve rate increases during the past fiscal year. The net interest margin for the fiscal year ended September 30, 2005 decreased 27 basis points to 3.57% from 3.84% for the fiscal year ended September 30, 2004. During the year ended September 30, 2005, the Company increased its investment in mortgage-back securities by $98 million. The additional mortgage-backed securities, which generally have a lesser yield than comparable loans, were the primary reason for the decrease in the net interest margin for the fiscal year ended September 30, 2005.

Noninterest income increased 30% to $2.6 million for the quarter ended September 30, 2005, compared to $2.0 million for the same quarter a year ago. The growth in service charges and fees accounted for the majority of the increase from the prior quarter a year ago. For the fiscal year ended September 30, 2005, noninterest income increased 12% to $10.1 million, compared to $9.0 million for the fiscal year ended September 30, 2004. The increase in other noninterest income is primarily attributable to the $873,000 increase in service charges and fees, $386,000 gain on the sale of a branch and the receipt of $456,000 in life insurance proceeds, offset by a $300,000 impairment of the Company's mortgage servicing rights.

Noninterest expense for the quarter ended September 30, 2005 increased 17% to $5.4 million, compared to $4.6 million for the comparable period a year earlier. Compensation and benefits accounted for $833,000 of the increase with the majority of the increase attributable to the establishment of an employee stock ownership plan ("ESOP") and additional costs related to the employee incentive plan. The efficiency ratio improved to 65.72% for the quarter ended September 30, 2005 compared to 67.60% for the same quarter a year ago. Noninterest expense for the fiscal year ended September 30, 2005 increased 25% to $23.2 million, compared to $18.6 million for the fiscal year ended September 30, 2004. The $4.6 million increase was primarily a result of the $1.8 million contribution to the Foundation, the $206,000 death benefit paid to the family of a former Bank officer, additional compensation expense including $615,000 as a result of the establishment of the ESOP and professional

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Home Federal Bancorp, Inc.
November 3, 2005

expenses related to being a publicly held company. The efficiency ratio was 72.81% for the fiscal year ended September 30, 2005, compared to 69.20% for the fiscal year ended September 30, 2004. Excluding the non-recurring contribution to the Foundation and the gain on sale of the branch, the efficiency ratio was 67.89% for the fiscal year ended September 30, 2005. The efficiency ratio indicates how much is spent on non-interest expenses as a percentage of total revenue.

Total assets decreased 7% to $689.6 million at September 30, 2005 compared to $743.9 million at September 30, 2004. Assets at September 30, 2004 included $220.8 million that was received from subscribers in the Company's minority stock offering. These subscription funds were subsequently refunded to subscribers in the quarter ended December 31, 2004 as a result of a change in the appraisal of the Company, which increased the valuation range of the minority stock offering. Following the refund to subscribers, the Company conducted a resolicitation and received $153.1 million from subscribers. The Company's minority stock offering, however, was oversubscribed and as a result, $97.2 million of the $153.1 million of subscription funds received by the Company were returned to investors in the quarter ended December 31, 2004.

Net loans at September 30, 2005, increased 10% to $430.9 million, compared to $392.6 million at September 30, 2004. Single family lending represented 61% of the Bank's loan portfolio at September 30, 2005, compared to 63% at September 30, 2004. Commercial real estate loans accounted for 28% of the Bank's loan portfolio at September 30, 2005, compared to 26% at September 30, 2004.

Credit quality remains high, as non-performing assets were $1.0 million, or 0.15% of total assets, at September 30, 2005, compared to $723,000, or 0.10% of total assets, at September 30, 2004. The allowance for loan losses was $2.9 million, or 0.66% of gross loans, including loans held for sale, at September 30, 2005 compared to $2.6 million, or 0.66% of gross loans, at September 30, 2004.

Deposits increased 16% to $396.3 million at September 30, 2005 compared to $343.1 million at September 30, 2004. Noninterest-bearing demand deposits increased $16.7 million to $46.3 million at September 30, 2005, compared to $29.6 million at September 30, 2004. Interest-bearing deposits grew $3.6 million to $127.3 million at September 30, 2005, compared to $123.8 million at September 30, 2004. Certificates of deposit increased $33.2 million with the majority of the increase in 12 to 23 month terms.

Stockholder's equity increased $56.3 million to $101.4 million at September 30, 2005 compared to $45.1 million a year earlier. The increase was primarily the result of $55.1 million from the minority stock offering, $5.3 million net income, and $615,000 earned ESOP shares, offset by $564,000 of cash dividends paid to stockholders and $3.9 million for the repurchase of 298,092 shares of common stock. The Company's book value per share as of September 30, 2005 was $6.80 per share based upon 14,910,658 outstanding shares of common stock.

About the Company:

Home Federal Bancorp, Inc. is a savings and loan holding company headquartered in Nampa, Idaho. It is the subsidiary of Home Federal MHC, a federally chartered mutual holding company, and the parent company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho, which includes Ada, Canyon, Elmore and Gem Counties, through 15 full-service banking offices and two mortgage loan centers. For more information, visit the Company's web site at www.myhomefed.com.

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Home Federal Bancorp, Inc.
November 3, 2005

Forward Looking Statements:

Statements in this report regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development, commercial real estate and consumer lending and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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Home Federal Bancorp, Inc.
November 3, 2005

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)	September 30, 2005	September 30, 2004
ASSETS
Cash and amounts due from depository institutions	$ 19,033	$ 215,663
Mortgage-backed securities available for sale, at fair value	14,830	871
Mortgage-backed securities held to maturity, at cost	180,974	96,595
Federal Home Loan Bank stock, at cost	9,591	7,317
Loan receivable, net of allowance for loan losses of $2,882 and $2,637	430,944	392,634
Loans held for sale	5,549	3,577
Accrued interest receivable	2,458	2,019
Property and equipment, net	11,995	10,967
Mortgage servicing rights, net	2,671	3,152
Bank owned life insurance	10,099	10,052
Real estate and other property owned	534	113
Other assets	899	907
TOTAL ASSETS	$ 689,577	$ 743,867

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposit accounts
Demand deposits	$ 173,641	$ 153,409
Savings deposits	25,219	25,453
Certificates of deposit	197,465	164,225
Total deposit accounts	396,325	343,087
Advances by borrowers for taxes and insurance	3,898	3,716
Interest payable	1,670	1,420
Deferred compensation	3,049	2,463
Federal Home Loan Bank advances	175,932	122,797
Deferred income tax liability	1,205	2,264
Other liabilities	6,131	223,023
Total liabilities	588,210	698,770
STOCKHOLDERS' EQUITY
Serial preferred stock, $.01 par value; 5,000,000 authorized
issued and outstanding, none	-	-
Common stock, $.01 par value; 50,000,000 authorized,
issued and outstanding:
Sept. 30, 2005 - 15,208,750 issued, 14,910,658 outstanding	149	-
Sept. 30, 2004 - none issued and outstanding
Additional paid-in capital	56,115	-
Retained earnings	49,818	45,099
Unearned shares issued to employee stock ownership plan	(4,550)	-
Accumulated other comprehensive loss	(165)	(2)
Total stockholders' equity	101,367	45,097
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 689,577	$ 743,867

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Home Federal Bancorp, Inc.
November 3, 2005

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)	Three Months Ended September 30,		Year Ended September 30,
	2005	2004	2005	2004
Interest and dividend income:
Loan interest	$ 6,884	$ 6,047	$ 25,934	$ 23,936
Investment interest	42	181	313	260
Mortgage-backed security interest	2,154	1,120	7,633	3,038
Federal Home Loan Bank dividends	-	63	30	278
Total interest and dividend income	9,080	7,411	33,910	27,512
Interest expense:
Deposits	1,796	1,338	6,288	4,955
Federal Home Loan Bank advances	1,703	1,239	5,943	4,695
Total interest expense	3,499	2,577	12,231	9,650
Net interest income	5,581	4,834	21,679	17,862
Provision for loan losses	-	-	456	900
Net interest income after provision for loan losses	5,581	4,834	21,223	16,962
Noninterest income:
Service charges and fees	2,217	1,897	8,274	7,401
Gain on sale of loans	180	(46)	382	375
Increase in cash surrender value of bank owned life insurance	90	122	343	493
Loan servicing fees	166	171	672	671
Mortgage servicing rights, net	(81)	(151)	(480)	22
Other	6	32	937	20
Total noninterest income	2,578	2,025	10,128	8,982
Noninterest expense:
Compensation and benefits	3,292	2,459	12,636	10,553
Occupancy and equipment	674	716	2,765	2,778
Data processing	370	451	1,616	1,549
Advertising	258	236	1,147	1,060
Postage and supplies	201	204	785	805
Professional services	207	180	905	433
Insurance and taxes	100	109	341	434
Charitable contribution to Foundation	-	-	1,825	-
Other	260	282	1,138	964
Total noninterest expense	5,362	4,637	23,158	18,576
Income before income taxes	2,797	2,222	8,193	7,368
Income tax expense	1,060	809	2,910	2,684
NET INCOME	$ 1,737	$ 1,413	$ 5,283	$ 4,684

Earnings per common share:
Basic	$0.12	nm (1)	$0.36	nm (1)
Diluted	$0.12	nm (1)	$0.36	nm (1)
Weighted average number of shares outstanding:
Basic	14,629,608	nm (1)	14,696,071	nm (1)
Diluted	14,635,621	nm (1)	14,702,084	nm (1)

(1)  Shares outstanding and earnings per share information are not meaningful. The Company did not complete its minority stock offering until December 6, 2004 and did not have any outstanding shares prior to that date.

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Home Federal Bancorp, Inc.
November 3, 2005

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY ADDITIONAL FINANCIAL INFORMATION (Dollars in thousands, except share data) (Unaudited)	At Or For The Year Ended Sept. 30, 2005	At Or For The Year Ended Sept. 30, 2004
FINANCIAL CONDITION DATA
Average interest-earning assets	$ 606,690	$ 465,384
Average interest-bearing liabilities	501,124	409,591
Net average earning assets	105,566	55,793
Average interest-earning assets to average interest-bearing liabilities	121.07%	113.62%
Stockholders' equity to assets	14.70%	6.06%
ASSET QUALITY
Allowance for loan losses	2,882	2,637
Non-performing loans	478	610
Non-performing assets	1,012	723
Allowance for loan losses to non-performing loans	602.93%	432.30%
Allowance for loan losses to gross loans and loans held for sale	0.66%	0.66%
Non-performing loans to gross loans and loans held for sale	0.11%	0.15%
Non-performing assets to total assets	0.15%	0.10%

	At Or For The Three Months Ended Sept. 30,		At Or For The Year Ended Sept. 30,
	2005	2004	2005	2004
SELECTED PERFORMANCE RATIOS
Return on average assets (1)	1.02%	0.98%	0.82%	0.93%
Return on average equity (1)	6.68%	nm (4)	5.69%	nm (4)
Net interest margin (1)	3.48%	3.65%	3.57%	3.84%
Efficiency ratio	65.72%	67.60%	72.81%	69.20%
Efficiency ratio, excluding non-recurring items (2)	65.72%	67.60%	67.89%	69.20%
PER SHARE DATA
Basic earnings per share	$0.12	nm (4)	$0.36	nm (4)
Diluted earnings per share	$0.12	nm (4)	$0.36	nm (4)
Book value per share	6.80	nm (4)	6.80	nm (4)
Cash dividends declared per share	0.05	nm (4)	0.10	nm (4)
Average number of shares outstanding:
Basic (3)	14,629,608	nm (4)	14,696,071	nm (4)
Diluted (3)	14,667,755	nm (4)	14,702,084	nm (4)

(1)  Amounts are annualized.
(2)  Noninterest expense divided by net interest income plus noninterest income. The pro forma efficiency ratio for the fiscal year ended September 30, 2005 excludes the effect of the $1.8 million contribution to the Foundation and the $386,000 gain on sale of a branch.
(3)  Amounts calculated exclude Employee Stock Ownership Plan shares not committed to be released.
(4)  Shares outstanding and earnings per share information are not meaningful. The Company did not complete its minority stock offering until December 6, 2004.

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